Exhibit 99.1

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by the Student Loan Marketing Association by employing several criteria, including requirements that each trust student loan as of the original cutoff date:

•

was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was more than 120 days past the final disbursement;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the original cutoff date was subject to the depositor’s or Student Loan Marketing Association’s prior obligation to sell that loan to a third party. The Student Loan Marketing Association was dissolved on December 31, 2004 and all of its obligations were assumed by its affiliate, SLM Education Credit Finance Corporation.

Unless otherwise specified, all information with respect to the trust student loans is presented as of May 1, 2008, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $5,871,377 to be capitalized as of the statistical disclosure date. Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding. The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. In addition, approximately 68 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF

THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$1,648,416,799
Aggregate Outstanding Principal Balance—Treasury Bill	$250,688,949
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill	15.21%
Aggregate Outstanding Principal Balance—Commercial Paper	$1,397,684,539
Percentage of Aggregate Outstanding Principal Balance—Commercial Paper	84.79%
Aggregate Outstanding Principal Balance—Treasury Bill—Other	$43,310
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill—Other	0.00%
Number of Borrowers	54,793
Average Outstanding Principal Balance Per Borrower	$30,084
Number of Loans	91,116
Average Outstanding Principal Balance Per Loan—Treasury Bill	$19,931
Average Outstanding Principal Balance Per Loan—Commercial Paper	$17,797
Average Outstanding Principal Balance Per Loan—Treasury Bill—Other	$21,655
Weighted Average Remaining Term to Scheduled Maturity	236 months
Weighted Average Annual Interest Rate	6.01%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.10% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the three-month commercial paper rate was 2.64% as of the statistical disclosure date. See “Special Allowance Payments” in Appendix A to the remarketing memorandum.

For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

The category “Treasury Bill—Other” in the table above represents the Health Education Assistance Loan Program (which we refer to as “HEAL” and the loans originated under such program as “HEAL Loans”) portion of any consolidation loans made under the FFELP which consolidated one or more Stafford Loans, SLS Loans and/or PLUS Loans with one or more student loans originated under the HEAL Program. These consolidation loans are guaranteed as to principal and interest by a guaranty agency and reinsured by the Department of Education. The HEAL portion of any consolidation loan is not eligible to receive special allowance payments or interest subsidy payments. The interest rate on the HEAL Loan segment of any such consolidation loan is variable and is reset each July 1, based upon the average bond-equivalent rate for 91-day Treasury bills auctioned during the three months ending June 30, plus 3.0%. In addition, the applicable interest rate on the HEAL Loan segment of any such consolidation loan is not subject to any cap on the interest rate.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	4	$31,525	*
3.01% to 3.50%	4,939	85,465,938	5.2%
3.51% to 4.00%	4,376	107,483,822	6.5
4.01% to 4.50%	15,485	232,193,929	14.1
4.51% to 5.00%	18,547	289,381,668	17.6
5.01% to 5.50%	4,020	71,824,648	4.4
5.51% to 6.00%	4,680	83,715,072	5.1
6.01% to 6.50%	6,661	122,525,692	7.4
6.51% to 7.00%	7,495	142,702,504	8.7
7.01% to 7.50%	3,081	61,399,663	3.7
7.51% to 8.00%	8,267	165,872,673	10.1
8.01% to 8.50%	9,118	178,573,586	10.8
Equal to or greater than 8.51%	4,443	107,246,077	6.5

Total	91,116	$1,648,416,799	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date. Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date. See Appendix A to the remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY

OUTSTANDING PRINCIPAL BALANCE PER BORROWER

AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	3,139	$8,108,447	0.5%
$ 5,000.00—$ 9,999.99	7,952	61,826,833	3.8
$10,000.00—$14,999.99	9,137	112,632,493	6.8
$15,000.00—$19,999.99	6,951	121,720,153	7.4
$20,000.00—$24,999.99	5,468	122,218,420	7.4
$25,000.00—$29,999.99	4,131	113,430,148	6.9
$30,000.00—$34,999.99	3,002	97,105,244	5.9
$35,000.00—$39,999.99	2,460	91,852,364	5.6
$40,000.00—$44,999.99	2,003	85,054,229	5.2
$45,000.00—$49,999.99	1,684	79,840,797	4.8
$50,000.00—$54,999.99	1,262	66,246,597	4.0
$55,000.00—$59,999.99	1,140	65,387,190	4.0
$60,000.00—$64,999.99	935	58,360,716	3.5
$65,000.00—$69,999.99	798	53,794,248	3.3
$70,000.00—$74,999.99	634	45,925,193	2.8
$75,000.00—$79,999.99	507	39,269,793	2.4
$80,000.00—$84,999.99	474	39,025,164	2.4
$85,000.00—$89,999.99	411	35,938,787	2.2
$90,000.00—$94,999.99	344	31,803,731	1.9
$95,000.00—$99,999.99	304	29,651,285	1.8
$100,000.00 and above	2,057	289,224,965	17.5

Total	54,793	$1,648,416,799	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DELINQUENCY STATUS AS OF THE

STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	84,029	$1,492,849,076	90.6%
31-60 days	2,772	58,191,758	3.5
61-90 days	1,271	28,201,209	1.7
91-120 days	662	15,812,459	1.0
121-150 days	500	12,108,453	0.7
151-180 days	409	10,364,137	0.6
181-210 days	281	6,525,705	0.4
Greater than 210 days	1,192	24,364,001	1.5

Total	91,116	$1,648,416,799	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY

AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	66	$22,903	*
4 to 12	327	417,259	*
13 to 24	627	1,603,127	0.1%
25 to 36	761	3,258,671	0.2
37 to 48	963	5,706,362	0.3
49 to 60	1,296	9,903,127	0.6
61 to 72	1,027	7,982,885	0.5
73 to 84	2,570	15,535,055	0.9
85 to 96	2,257	17,660,406	1.1
97 to 108	3,364	27,799,528	1.7
109 to 120	11,467	83,400,549	5.1
121 to 132	3,477	32,185,777	2.0
133 to 144	3,499	36,995,809	2.2
145 to 156	3,556	41,720,511	2.5
157 to 168	4,656	60,249,826	3.7
169 to 180	12,022	151,094,843	9.2
181 to 192	3,798	55,890,375	3.4
193 to 204	2,745	46,188,438	2.8
205 to 216	2,611	50,356,500	3.1
217 to 228	3,341	69,157,844	4.2
229 to 240	7,269	154,296,769	9.4
241 to 252	2,361	54,914,050	3.3
253 to 264	1,458	39,368,149	2.4
265 to 276	1,537	46,571,162	2.8
277 to 288	1,800	61,595,317	3.7
289 to 300	5,456	201,651,281	12.2
301 to 312	1,786	73,197,913	4.4
313 to 324	996	48,890,630	3.0
325 to 336	966	55,135,200	3.3
337 to 348	793	46,324,826	2.8
349 to 360	1,294	82,935,120	5.0
361 and above	970	66,406,585	4.0

Total	91,116	$1,648,416,799	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS

AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	7,804	$171,786,526	10.4%
Forbearance	7,392	177,931,199	10.8
Repayment
First year in repayment	4,775	135,208,618	8.2
Second year in repayment	3,594	92,834,954	5.6
Third year in repayment	4,172	101,292,360	6.1
More than 3 years in repayment	63,379	969,363,143	58.8

Total	91,116	$1,648,416,799	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date. The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan—repayment.

See Appendix A to the remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 56.5, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN

STATUS OF THE TRUST STUDENT LOANS BY

CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	12.5	—	262.2
Forbearance	—	4.3	265.9
Repayment	—	—	226.4

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future. Of the $171,786,526 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $76,297,838 or approximately 44.4% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the remarketing prospectus.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS

AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	720	$13,426,906	0.8%
Alaska	156	2,408,324	0.1
Arizona	2,956	52,758,893	3.2
Arkansas	564	9,391,002	0.6
California	8,076	165,283,822	10.0
Colorado	1,350	22,926,720	1.4
Connecticut	1,417	23,109,291	1.4
Delaware	237	4,134,224	0.3
District of Columbia	479	10,501,640	0.6
Florida	6,893	149,898,842	9.1
Georgia	2,966	59,050,759	3.6
Hawaii	346	5,881,106	0.4
Idaho	246	4,777,249	0.3
Illinois	3,989	65,512,730	4.0
Indiana	5,888	95,029,740	5.8
Iowa	465	7,187,688	0.4
Kansas	1,716	25,970,546	1.6
Kentucky	1,294	18,857,293	1.1
Louisiana	3,236	58,390,865	3.5
Maine	344	6,665,328	0.4
Maryland	2,360	46,498,966	2.8
Massachusetts	3,547	57,326,978	3.5
Michigan	1,784	34,309,761	2.1
Minnesota	868	15,398,952	0.9
Mississippi	684	13,528,924	0.8
Missouri	1,672	28,522,904	1.7
Montana	138	2,073,400	0.1
Nebraska	175	2,929,959	0.2
Nevada	547	9,614,530	0.6
New Hampshire	786	11,988,337	0.7
New Jersey	2,435	44,740,299	2.7
New Mexico	334	6,595,001	0.4
New York	7,168	131,101,884	8.0
North Carolina	2,063	38,064,124	2.3
North Dakota	35	633,978	*
Ohio	467	8,632,781	0.5
Oklahoma	1,155	18,765,169	1.1
Oregon	1,052	18,345,744	1.1
Pennsylvania	3,436	59,367,403	3.6
Rhode Island	271	4,423,802	0.3
South Carolina	900	16,895,256	1.0
South Dakota	78	1,536,838	0.1
Tennessee	1,409	25,017,230	1.5
Texas	6,768	117,950,456	7.2
Utah	237	5,394,615	0.3
Vermont	120	2,289,693	0.1
Virginia	2,812	47,401,357	2.9
Washington	2,129	36,032,535	2.2
West Virginia	542	8,651,328	0.5
Wisconsin	995	16,170,568	1.0
Wyoming	76	1,273,302	0.1
Other	735	15,777,753	1.0

Total	91,116	$1,648,416,799	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	63,364	$1,063,634,694	64.5%
Other Repayment Options(1)	27,037	562,079,069	34.1
Income Sensitive(2)	715	22,703,035	1.4

Total	91,116	$1,648,416,799	100.0%

(1)	Includes, among others, graduated repayment and some interest-only period loans.
(2)	Includes some interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 7,483 loans with an aggregate outstanding principal balance of $215,443,872 currently in an interest-only period. These interest-only loans represent approximately 13.1% of the aggregate outstanding principal balance of the trust student loans. Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date. If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN

TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	44,926	$741,984,211	45.0%
Unsubsidized	46,190	906,432,587	55.0

Total	91,116	$1,648,416,799	100.0%

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DATE OF DISBURSEMENT AS OF

THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	774	$14,409,678	0.9%
October 1, 1993 through June 30, 2006	90,342	1,634,007,120	99.1
July 1, 2006 and later	0	0	0.0

Total	91,116	$1,648,416,799	100.0%

Guaranty Agencies for the Trust Student Loans.    The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY GUARANTY AGENCY AS OF

THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance Guarantor	2,505	$37,330,512	2.3%
California Student Aid Commission	2,025	40,118,007	2.4
Colorado Student Loan Program	34	894,459	0.1
Educational Credit Management Corporation	443	7,050,174	0.4
Great Lakes Higher Education Corporation	597	16,061,476	1.0
Illinois Student Assistance Commission	2,530	40,183,821	2.4
Iowa College Student Aid Commission	214	3,280,097	0.2
Kentucky Higher Education Assistance Authority	771	10,286,560	0.6
Louisiana Office of Student Financial Assistance	643	9,200,236	0.6
Michigan Guaranty Agency	704	12,489,861	0.8
Montana Guaranteed Student Loan Program	3	21,347	*
New Jersey Higher Education Student Assistance Authority	2,534	40,355,602	2.4
New York State Higher Education Services Corporation	8,418	141,105,083	8.6
Northwest Education Loan Association	4,422	70,144,449	4.3
Oklahoma Guaranteed Student Loan Program	1,151	17,841,807	1.1
Pennsylvania Higher Education Assistance Agency	5,106	85,548,152	5.2
Student Loan Guarantee Foundation of Arkansas	214	3,289,914	0.2
Tennessee Student Assistance Corporation	603	9,705,317	0.6
Texas Guaranteed Student Loan Corporation	3,638	66,449,208	4.0
United Student Aid Funds, Inc.	54,561	1,037,060,717	62.9

Total	91,116	$1,648,416,799	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

SIGNIFICANT GUARANTOR

INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantor and/or from the Department of Education. None of the depositor, SLM ECFC or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act of 1965, as amended (“the Act”), as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Act in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada, and Wyoming.

USA Funds contracts with Sallie Mae, Inc., a wholly owned subsidiary of SLM Corporation. USA Funds also contracts with Student Assistance Corporation, a wholly owned subsidiary of SLM Corporation. SLM Corporation and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

Effective December 13, 2004, USA Funds became the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student or parent borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’ losses on default-claim payments made to lenders. The Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

The 1998 Reauthorization Law requires guaranty agencies to return to the Secretary $250 million in federal reserve funds from fiscal years 2002 to 2007. Each guaranty agency’s share is based on a formula prescribed in the 1998 Reauthorization Law. USA Funds is in compliance with the provisions of the reserve fund requirements of the Act. USA Funds remitted $17.8 million to the Secretary in September 2002, $17.3 million by September 1, 2006, and $17.3 million by September 1, 2007.

Effective for all Stafford and PLUS loans that USA Funds guarantees on or after April 1, 2005, USA Funds waived the guarantee fee of up to 1 percent of the principal amount of new loans that federal law permitted a guarantor to assess. During 2006, the U.S. Congress passed the Higher Education Reconciliation Act (HERA) which required all guarantors to collect and deposit into the federal reserve fund a federal default fee of 1% of the principal amount of all Stafford and PLUS loans guaranteed on or after July 1, 2006. USA Funds paid the federal default fee to the federal reserve fund from the operating fund on behalf of the borrower for all PLUS loans made by a lender that paid the federal default fee on behalf of its Stafford borrowers for loans guaranteed by USA Funds from July 1, 2006, through June 30, 2007, and for all PLUS loans guaranteed by USA Funds on or after July 1, 2007, for graduate- and professional-student-borrowers.

As of September 30, 2007, USA Funds held assets on behalf of the federal reserve fund of approximately $316 million and net assets of approximately $247 million. Through September 30, 2007, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $87 billion. As of September 30, 2007, USA Funds had operating fund assets totaling approximately $845 million including the $316 million held on behalf of the federal reserve fund.

The reserve ratios published by the U.S. Department of Education are based on cumulative assets less liabilities of the federal reserve fund divided by the original principal amount of the outstanding loans guaranteed. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	0.67%	0.56%	0.45%	0.26%	0.28%

USA Funds’ “guarantee volume” is the approximate aggregate principal amount of federally reinsured education loans (including subsidized and unsubsidized Stafford and PLUS loans but excluding consolidation loans) guaranteed by USA Funds. For the last five fiscal years, the “guarantee volume” was as follows:

Guarantor	Loans Guaranteed
	Federal Fiscal Year
	($ in millions)
	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	$9,587	$9,907	$10,724	$12,586	$15,581

USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	30.14%	35.47%	35.05%	38.03%	40.30%

USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	1.37%	1.13%	1.41%	1.21%	2.13%

USA Funds is headquartered in Fishers, Indiana. USA Funds will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention: Director, Corporate Communications.